Exhibit 1.01

Conflict Minerals Report of Tyco International Ltd.
In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Mineral Report of Tyco International Ltd. (hereinafter referred to as "we," the "Company" or "Tyco") for calendar year 2013 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.    Introduction

Tyco is a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Our broad portfolio of products and services serve security, fire detection and suppression and life safety needs across commercial, industrial, retail, institutional and governmental markets, as well as non-U.S. residential and small business markets. We operate and report financial and operating information in the following three operating segments:

•
North America Installation & Services designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, institutional and governmental customers in North America.

•
Rest of World (“ROW”) Installation & Services designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, residential, small business, institutional and governmental customers in the ROW regions.

•
Global Products designs, manufactures and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems, for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide, including products installed and serviced by our NA and ROW Installation & Services segments.

In accordance with Rule 13p-1, we have concluded that during 2013:

a)
Our Global Products segment manufactured, or contracted to manufacture, certain products for which gold, wolframite, cassiterite, coltan, and/or their derivatives tin, tantalum and tungsten ( collectively “3TG” or “conflict minerals” (as defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act)) are necessary to the functionality or production of such products.

b)
Based on our reasonable country of origin inquiry and subsequent due diligence, we do not have concrete findings on whether our sourcing practices directly or indirectly funded armed groups in the Democratic Republic of Congo or the countries adjoining it (the “DRC Region”).

2.    Product Description

As noted above, our Global Products segment manufactures (or contracts to manufacture) and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management system products. We have determined that certain products within these product families contain 3TG that is necessary to the functionality or production of such products (the “in scope product categories”). For our in scope product categories, we conducted a reasonable country of origin inquiry that was reasonably designed to determine the country of origin of the 3TG contained in these products. This inquiry primarily involved contacting the suppliers of components for our in scope product categories through a third-party service provider. We reached out to all such suppliers through various communication channels, including follow-on communications to non-responsive suppliers, and have received responses from 43% of the suppliers contacted. As a result, we are unable to conclusively determine the country of origin of the 3TG used in our products. We have determined that components used in many of our products, in particular intrusion security, access control, video management, nurse call, loss prevention, fire control and fire suppression systems, contain 3TG the source of which is generally unknown, although we have concluded that some of the 3TG used in these products may have been sourced from the DRC Region. These components include capacitors, resistors, wire and cable assemblies, hardware packs, connectors and terminal blocks, keyboards, magnetics and integrated circuits used in our in scope product categories. We have not received any concrete evidence that the 3TG in the components provided by our suppliers that may have been sourced from the DRC Region directly or indirectly funded armed groups in the DRC Region. Due to the breadth and complexity of the supply chain for our products, it will take significant time for us and our suppliers to verify the country of origin of the 3TG used in our products.

To the extent that our due diligence efforts were successful in obtaining information on the source of 3TG used in our products, the table below sets forth the smelter or refiner (SOR) or other facility used to process the 3TG contained therein, and the country of origin from which the SORs are believed to source. This information was obtained from suppliers that responded to our due diligence efforts. Such suppliers were requested to use the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (EICC-GeSI Template) to identify 3TG SORs and associated countries of origin:

SOR / Facility Name
Gold	Conflict-Free Status
Aida Chemical Industries Co. Ltd.	Unknown
Allgemeine Gold- und Silberscheideanstalt A.G.	LBMA, RJC, EICC-CFSP
Almalyk Mining and Metallurgical Complex (AMMC)	LBMA
AngloGold Ashanti Mineração Ltda	LBMA
Argor-Heraeus SA	LBMA, RJC, EICC-CFSP
Asahi Pretec Corporation	LBMA, EICC-CFSP
Asaka Riken Co Ltd	Unknown
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	LBMA
Aurubis AG	LBMA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA
Boliden AB	LBMA
Caridad	Unknown
Cendres & Métaux SA	LBMA
Central Bank of the DPR of Korea	Unknown
Chimet S.p.A.	LBMA, EICC-CFSP
Chugai Mining	Unknown
Codelco	Unknown
Daejin Indus Co. Ltd	Unknown
DaeryongENC	Unknown
Do Sung Corporation	Unknown
Dowa	EICC-CFSP
FSE Novosibirsk Refinery	Unknown
Heimerle + Meule GmbH	EICC-CFSP
Heraeus Ltd. Hong Kong	LBMA, EICC-CFSP
Heraeus Precious Metals GmbH & Co. KG	LBMA, EICC-CFSP
Hunan Chenzhou Mining Group Co., Ltd	Unknown
Hwasung CJ Co. Ltd	Unknown
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA
Ishifuku Metal Industry Co., Ltd.	LBMA, EICC-CFSP
Istanbul Gold Refinery	LBMA, EICC-CFSP
Japan Mint	LBMA
Jiangxi Copper Company Limited	LBMA
Johnson Matthey Inc	LBMA, EICC-CFSP
Johnson Matthey Limited	EICC-CFSP
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA
JSC Uralectromed	LBMA

JX Nippon Mining & Metals Co., Ltd	LBMA, EICC-CFSP
Kazzinc Ltd	LBMA
Kennecott Utah Copper LLC	LBMA, EICC-CFSP
Kojima Chemicals Co., Ltd	EICC-CFSP
Korea Metal Co. Ltd	Unknown
Kyrgyzaltyn JSC	LBMA
L' azurde Company For Jewelry	Unknown
LS-Nikko Copper Inc	LBMA, EICC-CFSP
Materion	EICC-CFSP
Matsuda Sangyo Co., Ltd.	LBMA, EICC-CFSP
Met-Mex Peñoles, S.A.	Unknown
Metalor Technologies (Hong Kong) Ltd	LBMA, EICC-CFSP
Metalor Technologies SA	LBMA, RJC, EICC-CFSP
Metalor USA Refining Corporation	LBMA, EICC-CFSP
Mitsubishi Materials Corporation	LBMA, EICC-CFSP
Mitsui Mining and Smelting Co., Ltd.	EICC-CFSP, LBMA
Moscow Special Alloys Processing Plant	LBMA
Nadir Metal Rafineri San. Ve Tic. A.ª.	LBMA
Navoi Mining and Metallurgical Combinat	LBMA
Nihon Material Co. LTD	LBMA, EICC-CFSP
Ohio Precious Metals LLC.	LBMA, EICC-CFSP
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Unknown
OJSC Kolyma Refinery	LBMA
PAMP SA	LBMA, RJC, EICC-CFSP
Pan Pacific Copper Co. LTD	Unknown
Prioksky Plant of Non-Ferrous Metals	LBMA
PT Aneka Tambang (Persero) Tbk	LBMA
PT Timah	Unknown
PX Précinox SA	LBMA, RJC
Rand Refinery (Pty) Ltd	LBMA, RJC, EICC-CFSP
Royal Canadian Mint	LBMA, EICC-CFSP
Sabin Metal Corp.	Unknown
SAMWON METALS Corp.	Unknown
Schöne Edelmetaal B.V.	LBMA
SEMPSA Joyería Platería SA	LBMA, EICC-CFSP
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	LBMA
SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA
Solar Applied Materials Technology Corp.	LBMA, EICC-CFSP
Sumitomo Metal Mining Co. Ltd.	LBMA, EICC-CFSP
Suzhou Xingrui Noble	Unknown
Tanaka Kikinzoku Kogyo K.K.	LBMA, EICC-CFSP
The Great Wall Gold and Silver Refinery of China	Unknown
The Refinery of Shandong Gold Mining Co. Ltd	LBMA
Tokuriki Honten Co. Ltd	LBMA, EICC-CFSP
Torecom	Unknown
Umicore Brasil Ltda	LBMA

Umicore SA Business Unit Precious Metals Refining	LBMA, EICC-CFSP
United Precious Metal Refining, Inc.	EICC-CFSP
Valcambi SA	LBMA, RJC, EICC-CFSP
Western Australian Mint trading as The Perth Mint	LBMA, EICC-CFSP
Xstrata Canada Corporation	LBMA, EICC-CFSP
Yokohama Metal Co Ltd	Unknown
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA
Zijin Mining Group Co. Ltd	LBMA

Tin
CNMC (Guangxi) PGMA Co. Ltd.	Unknown
Cookson	Unknown
Cooper Santa	Unknown
CV Duta Putra Bangka	Unknown
CV Gita Pesona	Unknown
CV JusTindo	Unknown
CV Makmur Jaya	Unknown
CV Nurjanah	Unknown
CV Prima Timah Utama	Unknown
CV Serumpun Sebalai	Unknown
CV United Smelting	Unknown
EM Vinto	Unknown
Fenix Metals	Unknown
Gejiu Non-Ferrous Metal Processing Co. Ltd.	EICC-CFSP
Gejiu Zi-Li	Unknown
Gold Bell Group	Unknown
Huichang Jinshunda Tin Co. Ltd	Unknown
Jiangxi Nanshan	Unknown
Kai Unita Trade Limited Liability Company	Unknown
Linwu Xianggui Smelter Co	Unknown
Liuzhou China Tin	Unknown
Malaysia Smelting Corporation (MSC)	EICC-CFSP
Metallo Chimique	Unknown
Mineração Taboca S.A.	EICC-CFSP
Minmetals Ganzhou Tin Co. Ltd.	Unknown
Minsur	EICC-CFSP
Mitsubishi Materials Corporation	EICC-CFSP
Novosibirsk Integrated Tin Works	Unknown
OMSA	EICC-CFSP
PT Alam Lestari Kencana	Unknown
PT Artha Cipta Langgeng	Unknown
PT Babel Inti Perkasa	Unknown
PT Babel Surya Alam Lestari	Unknown
PT Bangka Kudai Tin	Unknown
PT Bangka Putra Karya	Unknown
PT Bangka Timah Utama Sejahtera	Unknown

PT Bangka Tin Industry	Unknown
PT Belitung Industri Sejahtera	Unknown
PT BilliTin Makmur Lestari	Unknown
PT Bukit Timah	EICC-CFSP
PT DS Jaya Abadi	Unknown
PT Eunindo Usaha Mandiri	Unknown
PT Fang Di MulTindo	Unknown
PT HP Metals Indonesia	Unknown
PT Karimun Mining	Unknown
PT Koba Tin	Unknown
PT Mitra Stania Prima	Unknown
PT Panca Mega	Unknown
PT Refined Banka Tin	Unknown
PT Sariwiguna Binasentosa	Unknown
PT Seirama Tin investment	Unknown
PT Stanindo Inti Perkasa	Unknown
PT Sumber Jaya Indah	Unknown
PT Tambang Timah	EICC-CFSP
PT Timah	EICC-CFSP
PT Timah Nusantara	Unknown
PT Tinindo Inter Nusa	Unknown
PT Tommy Utama	Unknown
PT Yinchendo Mining Industry	Unknown
Thaisarco	EICC-CFSP
White Solder Metalurgia	EICC-CFSP
Yunnan Chengfeng	Unknown
Yunnan Tin Company Limited	EICC-CFSP

Tungsten
A.L.M.T. Corp.	TI-CMC
ATI Tungsten Materials	Unknown
Chaozhou Xianglu Tungsten Industry Co Ltd	Unknown
China Minmetals Nonferrous Metals Co Ltd	Unknown
Chongyi Zhangyuan Tungsten Co Ltd	Unknown
Dayu Weiliang Tungsten Co., Ltd.	Unknown
Fujian Jinxin Tungsten Co., Ltd.	TI-CMC
Ganzhou Grand Sea W&Mo Group Co., Ltd	TI-CMC
Global Tungsten & Powders Corp	TI-CMC, EICC-CFSP
HC Starck GmbH	TI-CMC
Hunan Chenzhou Mining Group Co., Ltd	TI-CMC
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Unknown
Japan New Metals Co Ltd	Unknown
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Unknown
Jiangxi Tungsten Industry Group Co Ltd	Unknown
Kennametal Inc.	TI-CMC
Materion	Unknown

Minmetals Ganzhou Tin Co. Ltd.	Unknown
Tejing (Vietnam) Tungsten Co Ltd	TI-CMC
Wolfram Bergbau und Hütten AG	TI-CMC
Wolfram Company CJSC	TI-CMC
Xiamen Tungsten Co Ltd	TI-CMC
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Unknown
Zhuzhou Cemented Carbide Group Co Ltd	Unknown

Tantalum
Conghua Tantalum and Niobium Smeltry	EICC-CFSP
Duoluoshan	EICC-CFSP
Exotech Inc.	EICC-CFSP
F&X Electro-Materials Ltd	EICC-CFSP
Gannon & Scott	Unknown
Global Advanced Metals	EICC-CFSP
H.C. Starck GmbH	Unknown
Hi-Temp	EICC-CFSP
JiuJiang JinXin Nonferrous Metals Co., Ltd.	EICC-CFSP
JiuJiang Tambre Co. Ltd.	EICC-CFSP
Kemet Blue Powder	EICC-CFSP
King-Tan Tantalum Industry Ltd	Unknown
LMS Brasil S.A.	Unknown
Mitsui Mining & Smelting	EICC-CFSP
Molycorp Silmet	EICC-CFSP
Ningxia Orient Tantalum Industry Co., Ltd.	EICC-CFSP
Plansee	EICC-CFSP
QuantumClean	EICC-CFSP
RFH	Unknown
Solikamsk Metal Works	EICC-CFSP
Taki Chemicals	EICC-CFSP
Tantalite Resources	EICC-CFSP
Telex	EICC-CFSP
Ulba	EICC-CFSP
Zhuzhou Cement Carbide	EICC-CFSP
*Accreditation:
EICC-CFSP = Electronic Industry Citizenship Coalition-Conflict Free Smelter Program
LBMA = London Bullion Market Association
RJC = Responsible Jewelry Council
TI-CMC = Tungsten Industry-Conflict Minerals Council

Countries of Origin for these SORs are believed to include:
Argentina, Australia, Austria, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC-(Congo), Ethiopia, Ghana, Guinea, Indonesia, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Namibia, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Russia, Rwanda, South Africa, South Korea, Spain, Sweden, Taiwan, Tajikistan, Tanzania, Thailand, United Kingdom, United States, Uzbekistan, Zambia

3.    Description of Due Diligence Measures

The Company’s due diligence process is based on the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and accompanying Supplements. It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. As Tyco is a downstream company in the supply chain, our due diligence practices were tailored accordingly. Due diligence measures undertaken by the Company included the following:

•
Development of a conflict minerals policy. We have implemented additional contractual provisions in all newly executed master supply agreements that require our suppliers to comply with conflict mineral provision. These provisions require suppliers to certify that any 3TG in components supplied to Tyco either (i) was not sourced from the DRC or adjoining countries, or (ii) if it was, that such 3TG did not directly or indirectly fund armed groups in the DRC or adjoining countries.

In addition, Tyco intends to update its Guide to Supplier Social Responsibility with conflict minerals related provisions that will include requirements that suppliers:

◦
Develop policies and processes aimed toward preventing the use of conflict minerals or derivative metals necessary to the functionality or production of their products that finance or benefit armed groups in the DRC or adjoining countries; and

◦	Not knowingly procure conflict minerals that originate from facilities in the DRC or adjoining countries that are not certified as “conflict free”

•
Assembled an internal team to support supply chain due diligence. An internal team led by the Global Sourcing & Procurement function and including members of the legal department and the Engineering and Operation Excellence departments of each of the business units within the Global Products segment was assembled to advance and implement the supply chain review required by the rule.

•
Established a system of controls and transparency over the mineral supply chain. The internal team created and implemented procedures to review all product categories to determine, based primarily on reviewing bills of material, whether the product category contained, or was likely to contain, 3TG. Based on this review, suppliers were contacted and asked to complete the EICC-GeSI Template to report on the status of 3TG in the products they supplied to Tyco.

•
Implement measures taken to strengthen company engagement with suppliers. Tyco engaged a third party service provider (Source Intelligence) to assist in the outreach effort to suppliers, to track and analyze responses, and to perform multiple follow up efforts for suppliers that were unresponsive. As part of this effort Tyco’s tier 1 suppliers were engaged to collect information regarding the presence and sourcing of 3TG used in the products supplied to Tyco. Information was collected and stored using an online platform provided by the third party service provider.

Supplier engagement followed these steps:

◦	An introductory email was sent to tier 1 suppliers describing the compliance requirements and requesting conflict minerals information;

◦	Following the initial introductions to the program and information request, at least 3 reminder emails were sent to each non-responsive supplier requesting survey completion;

◦
Suppliers who remained non-responsive to these email reminders were contacted by phone and offered assistance. This assistance included, but was not limited to, further information about the Tyco’s conflict minerals compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

An escalation process was initiated with Tyco for suppliers who continued to be non-responsive after the contacts described above were made. As noted above, the program utilized the EICC-GeSI Template for data collection.

◦
Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG, as well as the origin of those materials. Additional supplier contacts were conducted to address issues including implausible statements regarding no presence of 3TG, incomplete data on EICC-GeSI reporting templates, responses that did not identify smelters or refiners, responses which indicated sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners, but not verified as such through further analysis and research.

•
Identify the Smelters or Refiners (SORs) in the supply chain. As a result of Tyco’s outreach efforts and as reported above, Tyco was able to identify SORs within its supply chain for those suppliers who affirmatively responded to outreach efforts.

•
Documentation Processes. Tyco has established its due diligence compliance program and is in the process of documenting and formalizing a record maintenance mechanism to ensure the diligence procedures are sustainable.

•
Report findings to senior management. Included in the process established by the internal team is routine reporting to senior management of the progress of the supply chain due diligence, including periodic reporting to the Audit Committee of the Board of Directors.

•	Report Annually on Supply Chain Due Diligence. The Form SD and CMR contained herein and publicly available at www.tyco.com.

5.    Steps to Improve Due Diligence
Tyco will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•	Update and implement its Guide to Supplier Social Responsibility with conflict minerals related provisions

•	Continue to assess the presence of 3TG in its supply chain;

•	Clearly communicate expectations with regard to supplier performance, transparency and sourcing;

•	Increase the response rate for its reasonable country of origin and due diligence processes

•	Continue to compare supplier outreach results to information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter program;

•
Contact smelters identified as a result of the supplier outreach process and request their participation in obtaining a “conflict free” designation from an industry program such as the EICC/GeSI Conflict Free Smelter program;

•	Implement a risk management plan, monitor and track risk mitigation, report to senior management and evaluate supplier relationships;

•	Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances; and

•	Carry out independent third-party audit of SOR due diligence if deemed necessary.

6.    Independent Private Sector Audit
An independent private sector audit is not required at this time and has not been conducted.